Exhibit 99.1

Contact:	David B. Edelson Chief Financial Officer (212) 521-2439 Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS INCOME FROM CONTINUING OPERATIONS OF
$215 MILLION FOR THE FOURTH QUARTER OF 2014

NEW YORK, February 9, 2015—Loews Corporation (NYSE:L) today reported income from continuing operations for the 2014 fourth quarter of $215 million, or $0.57 per share, compared to $248 million, or $0.64 per share, in the 2013 fourth quarter. Income from continuing operations for the year ended December 31, 2014 was $962 million, or $2.52 per share, compared to $1.1 billion, or $2.95 per share, in the prior year period.

Net income for the three months ended December 31, 2014 was $208 million, or $0.55 per share, compared to a net loss of $198 million, or $0.51 per share, in the prior year period. Net income for the year ended December 31, 2014 was $591 million, or $1.55 per share, compared to $595 million, or $1.53 per share, in the prior year. Net income includes discontinued operations reflecting the sale of both HighMount Exploration & Production, LLC and CNA Financial Corporation’s annuity and pension deposit business.

Book value per share excluding accumulated other comprehensive income (AOCI) increased to $50.95 at December 31, 2014 from $49.38 at December 31, 2013.

CONSOLIDATED HIGHLIGHTS

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2014	2013	2014	2013

Income before net investment gains (losses)	$222	$243	$930	$1,139
Net investment gains (losses)	(7)	5	32	10
Income from continuing operations	215	248	962	1,149
Discontinued operations, net	(7)	(446)	(371)	(554)
Net income (loss) attributable to Loews Corporation	$208	$(198)	$591	$595
Net income (loss) per share:
Income from continuing operations	$0.57	$0.64	$2.52	$2.95
Discontinued operations, net	(0.02)	(1.15)	(0.97)	(1.42)
Net income (loss) per share	$0.55	$(0.51)	$1.55	$1.53

	December 31,
	2014	2013

Book value per share	$51.70	$50.25
Book value per share excluding AOCI	50.95	49.38

Three Months Ended December 31, 2014 Compared to 2013

Income from continuing operations decreased primarily due to a decline in parent company investment income attributable to equity and limited partnership investments.

CNA’s earnings were impacted by a $49 million charge (after tax and noncontrolling interests) related to a lump sum pension plan settlement. Results were also unfavorably impacted by lower net investment income, driven by limited partnerships. These decreases were offset by improved current accident year underwriting results, lower catastrophe losses, increased favorable net prior year development, and the prior year impact of a $111 million charge (after tax and noncontrolling interests) related to retroactive reinsurance accounting for the Loss Portfolio Transfer (LPT) transaction.

Diamond Offshore Drilling, Inc.’s earnings improved primarily due to the absence of a prior year tax provision of $27 million (after noncontrolling interests) for an uncertain tax position related to its Egyptian operations almost wholly offset by lower rig utilization and increased depreciation expense.

Boardwalk Pipeline Partners, LP’s earnings increase stemmed from the impact in 2013 of a goodwill charge of $16 million (after tax and noncontrolling interests). Absent this charge, earnings decreased primarily due to higher maintenance costs and expenses related to the Evangeline ethylene pipeline system acquired in October of 2014.

Loews Hotels’ earnings increased primarily due to higher equity earnings from joint venture properties as a result of improved performance of the Universal Orlando properties.

Discontinued operations in 2013 included the following charges at HighMount: an impairment charge of $22 million (after tax) related to gathering pipelines; a ceiling test impairment charge of $52 million (after tax); and a goodwill impairment charge of $382 million (after tax).

Year Ended December 31, 2014 Compared to 2013

Income from continuing operations decreased primarily due to lower earnings at CNA, Diamond Offshore and Boardwalk Pipeline.

CNA’s earnings declined due to lower net investment income as a result of reduced limited partnership income and lower favorable net prior year development, as well as a $31 million loss (after tax and noncontrolling interests) on a coinsurance transaction related to the August 1, 2014 sale of CNA’s annuity and pension deposit business. These decreases were partially offset by improved current accident year underwriting results, lower catastrophe losses, and the prior year impact of the LPT charge as discussed above.

Diamond Offshore’s earnings decreased primarily due to lower utilization, an impairment loss of $55 million (after tax and noncontrolling interests) related to the carrying value of six semisubmersible rigs, and higher depreciation and interest expense. These decreases were partially offset by the prior year tax provision discussed above.

Boardwalk Pipeline’s earnings decreased primarily due to a $55 million charge (after tax and noncontrolling interests) related to the write-off of all previously capitalized costs incurred by the Company and Boardwalk Pipeline for the proposed Bluegrass project, as well as higher operations, maintenance and depreciation expense in 2014. The prior year included a goodwill impairment charge of $16 million (after tax and noncontrolling interests) partially offset by a gain on the sale of storage gas of $13 million (after tax and noncontrolling interests).

Discontinued operations in 2014 include impairment charges related to the sale of HighMount and CNA’s annuity and pension deposit business as well as the operations of those businesses. Additionally, discontinued operations in 2013 included a ceiling test impairment charge of $186 million (after tax) and the goodwill impairment charge at HighMount as discussed above.

SHARE REPURCHASES

At December 31, 2014, there were 372.9 million shares of Loews common stock outstanding. During the three months and year ended December 31, 2014, the Company repurchased 5.0 million and 14.6 million shares of its common stock at an aggregate cost of $207 million and $622 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. EST. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 62403989. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 10:00 a.m. EST. A live webcast will be available at www.cna.com. Those interested in participating in the question and answer session should dial (888) 359-3610, or for international callers, (719) 457-2615. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the fourth quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. EST. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (877) 299-4454 or for international callers, (617) 597-5447. The conference ID number is 53827864. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the fourth quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. EST. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (800) 247-9979, or for international callers, (973) 321-1100. The conference ID number is 65678867. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and one wholly owned subsidiary, Loews Hotels & Resorts. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
(In millions)	Three Months		Years Ended
	2014	2013	2014	2013
Revenues:
CNA Financial	$2,389	$2,560	$9,638	$9,916
Diamond Offshore	677	728	2,825	2,926
Boardwalk Pipeline	305	311	1,236	1,232
Loews Hotels	132	90	475	380
Investment income and other	29	84	97	143
	3,532	3,773	14,271	14,597
Investment gains (losses) – CNA Financial	(11)	9	54	16
Total	$3,521	$3,782	$14,325	$14,613
Income (Loss) Before Income Tax:
CNA Financial (a) (b)	$265	$278	$1,161	$1,267
Diamond Offshore (c)	152	181	514	774
Boardwalk Pipeline (d) (e)	35	15	140	241
Loews Hotels	7	(4)	21	(4)
Investment income, net	26	83	94	141
Other (f)	(63)	(64)	(174)	(158)
	422	489	1,756	2,261
Investment gains (losses) – CNA Financial	(11)	9	54	16
Total	$411	$498	$1,810	$2,277
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (b)	$186	$187	$770	$817
Diamond Offshore (c)	47	44	183	257
Boardwalk Pipeline (d) (e)	11	4	18	78
Loews Hotels	3	(5)	11	(3)
Investment income, net	17	54	63	93
Other (f)	(42)	(41)	(115)	(103)
	222	243	930	1,139
Investment gains (losses) – CNA Financial	(7)	5	32	10
Income from continuing operations	215	248	962	1,149
Discontinued operations, net (g)	(7)	(446)	(371)	(554)
Net income (loss) attributable to Loews Corporation	$208	$(198)	$591	$595

(a)
Includes a charge of $84 million ($49 million after tax and noncontrolling interests) for the three months and year ended December 31, 2014 related to a lump sum pension plan settlement and for the year ended December 31, 2014, an $86 million curtailment gain ($50 million after tax and noncontrolling interests) related to a negative plan amendment and the re-measurement of postretirement benefit obligations.

(b)
Includes a charge of $189 million ($111 million after tax and noncontrolling interests) for the three months and year ended December 31, 2013, related to retroactive reinsurance accounting for the Loss Portfolio Transfer.

(c)	Includes an impairment charge of $109 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 related to the carrying value of six semisubmersible rigs.
(d)
Includes a loss of $94 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 to write off all previously capitalized costs incurred related to the Bluegrass project.

(e)	Includes a goodwill impairment charge of $52 million ($16 million after tax and noncontrolling interests) for the three months and year ended December 31, 2013.
(f)	Consists primarily of corporate interest expense and other unallocated expenses.
(g)	See table on page seven for a summary of items comprising discontinued operations for the respective periods.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
(In millions, except per share data)	Three Months		Years Ended
	2014	2013	2014	2013
Revenues:
Insurance premiums	$1,785	$1,882	$7,212	$7,271
Net investment income	538	686	2,163	2,425
Investment gains (losses)	(11)	9	54	16
Contract drilling revenues	674	708	2,737	2,844
Other	535	497	2,159	2,057
Total	3,521	3,782	14,325	14,613

Expenses:
Insurance claims and policyholders’ benefits (a)	1,350	1,547	5,591	5,806
Contract drilling expenses	359	409	1,524	1,573
Other (b) (c) (d) (e)	1,401	1,328	5,400	4,957
Total	3,110	3,284	12,515	12,336

Income before income tax	411	498	1,810	2,277
Income tax expense	(110)	(178)	(457)	(656)
Income from continuing operations	301	320	1,353	1,621
Discontinued operations, net of income tax	(7)	(445)	(391)	(552)
Net income (loss)	294	(125)	962	1,069
Amounts attributable to noncontrolling interests	(86)	(73)	(371)	(474)
Net income (loss) attributable to Loews Corporation	$208	$(198)	$591	$595

Net income (loss) attributable to Loews Corporation:
Income from continuing operations	$215	$248	$962	$1,149
Discontinued operations, net (f)	(7)	(446)	(371)	(554)
Net income (loss)	$208	$(198)	$591	$595

Diluted income per share:
Income from continuing operations	$0.57	$0.64	$2.52	$2.95
Discontinued operations, net	(0.02)	(1.15)	(0.97)	(1.42)
Diluted income (loss) per share attributable to Loews
Corporation	$0.55	$(0.51)	$1.55	$1.53

Weighted diluted number of shares	374.71	387.19	382.55	389.51

(a)
Includes a charge of $189 million ($111 million after tax and noncontrolling interests) for the three months and year ended December 31, 2013, related to retroactive reinsurance accounting for the Loss Portfolio Transfer.

(b)
Includes a charge of $84 million ($49 million after tax and noncontrolling interests) for the three months and year ended December 31, 2014 related to a lump sum pension plan settlement and for the year ended December 31, 2014, an $86 million curtailment gain ($50 million after tax and noncontrolling interests) related to a negative plan amendment and the re-measurement of postretirement benefit obligations.

(c)	Includes an impairment charge of $109 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 related to the carrying value of six semisubmersible rigs.
(d)
Includes a loss of $94 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 to write off all previously capitalized costs incurred related to the Bluegrass project.

(e)	Includes a goodwill impairment charge of $52 million ($16 million after tax and noncontrolling interests) for the three months and year ended December 31, 2013.
(f)	See table on page seven for a summary of items comprising discontinued operations for the respective periods.

Loews Corporation and Subsidiaries
Discontinued Operations Review

	December 31,
(In millions)	Three Months		Years Ended
	2014	2013	2014	2013
CNA Financial
Continental Assurance Company (“CAC”) operations		$7	$12	$20
Impairment loss on sale of CAC			(189)
CNA Financial – Discontinued operations, net		7	(177)	20

HighMount
Operations	$(6)	3	(37)	16
Goodwill impairment		(382)		(382)
Ceiling test impairment		(52)	(19)	(186)
Impairment loss on gathering pipelines		(22)		(22)
Loss from operations	(6)	(453)	(56)	(574)
Impairment loss on sale	(1)		(138)
HighMount – Discontinued operations, net	(7)	(453)	(194)	(574)
Discontinued operations, net	$(7)	$(446)	$(371)	$(554)